Trinad Capital

November 18, 2009

To the Board of Directors of Zoo Entertainment, Inc.:

I, Robert Ellin, resign from the Board of Directors of Zoo Entertainment, Inc. effective November 11, 2009.

Sincerely,

Robert Ellin

Trinad Capital 2121 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067 t: 310.601.2500 f: 310.277.2741